EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-89772, No. 333-111047, and No. 333-188905) pertaining to the Boston Scientific Corporation 401(k) Retirement Savings Plan of our report dated June 27, 2013, with respect to the financial statements and schedules of the Boston Scientific Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 27, 2013

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